Exhibit 107.1
Calculation of Filing Fee Tables
Form
S-3ASR
(Form Type)
Invesco Ltd.
Invesco Finance, Inc.
Invesco Finance plc
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Other	Guarantees of Debt Securities (5)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Equity	Preference Shares, par value $0.20 per share (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Equity	Common Shares, par value $0.20 per share (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Other	Warrants (1)(4)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Other	Subscription Rights (1)(4)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	0	0	0	0	0	0	0	0

Carry Forward Securities

Carry Forward Securities	0	0	0	0		0			0	0	0	0

	Total Offering Amounts					0		(2)

	Total Fees Previously Paid							0

	Total Fee Offsets							0

	Net Fee Due							(2)
(1)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)
The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay
“pay-as-you-go
registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at indeterminate prices.
(4)	Representing rights or obligations to purchase debt securities, preference shares, common shares, other securities or any combination of these securities.
(5)
The Registrants and
Co-Registrants
hereto, or any selection of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of debt securities.